Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT ANNOUNCES EXPIRATION AND SUCCESS OF TENDER OFFER

NEW YORK – August 17, 2009 – CIT Group Inc. (NYSE: CIT), a leading provider of financing to small businesses and middle market companies, today announced the expiration and successful completion of its tender offer (the "Offer") for its $1 billion of Floating Rate Senior Secured Notes due August 17, 2009 (the "Notes"). The Offer expired at 12:00 midnight, New York City time, at the end of August 14, 2009. The completion of this tender offer is another important milestone as the Company continues to make progress on the development and execution of a comprehensive restructuring plan.

As of the expiration date, 59.81% of the total Notes outstanding were validly tendered and not withdrawn, an amount in excess of the minimum condition. In accordance with the terms and conditions of the Offer, CIT will accept tendered Notes for payment on August 17, 2009, the settlement date, at a purchase price of $875 per $1,000 principal amount of Notes. CIT will pay amounts due on Notes that have matured but were neither tendered in, nor subject to, the Offer in accordance with the terms of those Notes.

Morgan Stanley & Co. Incorporated and BofA Merrill Lynch are the Dealer Managers for the Offer. D.F. King & Co., Inc. is the Depositary and Information Agent. Persons with questions regarding the Offer should contact Morgan Stanley & Co. Incorporated toll free at (800) 624-1808 or collect at (212) 761-5384 or BofA Merrill

Lynch at (980) 388-4813, Attn. Debt Advisory Services. Requests for documents should be directed to D.F. King & Co., Inc. toll free at (800) 758-5880 or collect at (212) 269-5550. The terms and conditions of the Offer are set forth in the Offer to Purchase dated July 20, 2009, the Supplement dated July 23, 2009, and the CIT press release dated August 4, 2009, copies of which are available from the Information Agent.

Individuals interested in receiving future updates on CIT via e-mail can register at http://newsalerts.cit.com

About CIT
CIT (NYSE: CIT) is a bank holding company with more than $60 billion in finance and leasing assets that provides financial products and advisory services to small and middle market businesses. Operating in more than 50 countries across 30 industries, CIT provides an unparalleled combination of relationship, intellectual and financial capital to its customers worldwide. CIT maintains leadership positions in small business and middle market lending, retail finance, aerospace, equipment and rail leasing, and vendor finance. Founded in 1908 and headquartered in New York City, CIT is a member of the Fortune 500. www.cit.com

Cautionary Statement
This press release is for informational purposes only and is not an offer to purchase the Notes. The Offer is only being made pursuant to the offer to purchase and the related letter of transmittal. The Offer is not being made to holders of the Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that the $3 billion loan facility does not provide the liquidity that CIT is seeking due to material negative changes to CIT’s liquidity from draw down of loans by customers, and the risk that CIT is unsuccessful in its efforts to effectuate a comprehensive restructuring of its liabilities, in which case CIT may be forced to seek bankruptcy relief. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

CIT MEDIA RELATIONS:
C. Curtis Ritter
Vice President
Director of External Communications & Media Relations
(212) 461-7711
Curt.Ritter@cit.com

CIT INVESTOR RELATIONS:
Ken Brause
Executive Vice President
(212) 771-9650
ken.brause@cit.com

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